EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, par value $0.0001 per share, of ZeroFox Holdings, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such Statement on Schedule 13G.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

Dated: August 15, 2022

REDLINE CAPITAL FUND UNIVERSAL INVESTMENTS, A SUB-FUND OF REDLINE CAPITAL FUND, FCP-FIS

By: Redline Capital Management S.A., its manager

By:	/s/ Tatiana Evtushenkova
Name: Tatiana Evtushenkova
Title: Director

REDLINE CAPITAL MANAGEMENT S.A.

By:	/s/ Tatiana Evtushenkova
Name: Tatiana Evtushenkova
Title: Director

REDLINE CAPITAL (UK) LIMITED

By:	/s/ Tatiana Evtushenkova
Name: Tatiana Evtushenkova
Title: Director

/s/ Tatiana Evtushenkova
Tatiana Evtushenkova